IMAX Corporation

Exhibit 10.39

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made as of •, 2018

BETWEEN

• (the “Indemnified Party”)

- and -

IMAX Corporation, a corporation incorporated under the laws of Canada (the “Corporation”).

WHEREAS the Canada Business Corporations Act (the “Act”) permits the Corporation to indemnify directors of the Corporation and certain other individuals;

WHEREAS the Indemnified Party is willing to act or to continue to act as a director of the Corporation or is currently or may, in the future, be willing to act or to continue to act as a director, or an individual acting in a similar capacity to that of a director, of another entity, if, among other things, the Corporation provides the Indemnified Party with a contractual indemnity;

WHEREAS the Board of Directors has determined that the Corporation should act to assure the Indemnified Party of reasonable protection through indemnification against certain risks arising out of service to, and activities on behalf of, the Corporation to the extent permitted by the Act and the Corporation’s articles and by-laws;

AND WHEREAS it is reasonable and prudent for the Corporation to obligate itself contractually to indemnify such persons (including the Indemnified Party) to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation.

NOW THEREFORE, in consideration of the Indemnified Party agreeing to serve or continue to serve, as set forth above, and having regard to the premises and the covenants and agreements contained herein, the receipt and sufficiency of which are acknowledged by the Corporation, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.01	Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

“Agreement” means this director indemnification agreement, including its recitals and schedules, as amended from time to time.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means a day other than a Saturday, Sunday or statutory holiday in Toronto, Ontario.

“Cost Advance” means an advance of moneys to the Indemnified Party of Costs before the final disposition of any Proceeding.

“Costs” means any and all losses, liabilities, claims, damages, costs, charges, statutory obligations, professional fees, Taxes and other expenses of whatever nature or kind reasonably incurred from time to time by the Indemnified Party in respect of any Proceeding.

“Defence Counsel” has the meaning set out in Section 3.01(3).

“Defence Notice” has the meaning set out in Section 3.01(1).

“Eligible Event” means any event or occurrence arising out of or in connection with (i) the fact that the Indemnified Party (A) is or was a director of the Corporation; or (B) is or was serving at the request of the Corporation as a director or in a similar capacity, or holds or held a position equivalent to that of a director, of a Related Entity; or (ii) anything done or not done by the Indemnified Party in any such capacity.

“Final Judgment” means, in respect of any matter, a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) of a court having jurisdiction over such matter.

“Indemnitees” means the Indemnified Party and his/her heirs and personal or other legal representatives.

“Liabilities” means all Costs suffered, sustained or incurred by, or imposed upon, the Indemnified Party, or which the Indemnified Party is required to pay, in connection with any Proceeding, and includes any federal, provincial, municipal or foreign taxes imposed on the Indemnified Party as a result of the actual or deemed receipt of any payments under this Agreement.

“Notice of Proceedings” has the meaning set out in Section 3.01(1).

“Policies” means director liability policies of insurance, and “Policy” has a corresponding meaning.

“Proceeding” means any current, threatened, pending, commenced or completed action, suit, proceeding, hearing, inquiry, investigation, arbitration or alternative dispute resolution mechanism or procedure, whether civil, criminal, administrative, investigative or other, and whether arising in law, equity or under statute, rule, regulation or ordinance of any governmental or administrative body or otherwise, and whether made or commenced by the Corporation or any Related Entity and any appeal or appeals therefrom, in which the Indemnified Party is, has been or may be involved or is or may be liable for or in respect of a judgment, penalty or fine in, or Costs related thereto, by reason of or arising out of or in connection with an Eligible Event.

“Related Entity” means any entity of which the Indemnified Party acts or acted as a director or in a similar capacity, or holds or held a position equivalent to that of a director, at the request of the Corporation.

“Subsidiary” means, with respect to any person, an entity that is controlled by such person.

“Taxes” includes any assessment, reassessment, claim or other amount for taxes, charges, duties, levies, imposts or similar amounts, including any interest and penalties in respect thereof.

1.02	Extended Meanings

In this Agreement words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and governmental authorities. The term “including” means “including without limiting the generality of the foregoing” and the term “third party” means any person other than the Corporation and the Indemnified Party.

1.03	Statutory References

In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute is to that statute as now enacted or as the same may from time to time be amended, re-enacted or replaced and includes any regulations, rules or policies made thereunder.

1.04	Control

(1) For the purposes of this Agreement,

(a)	a person controls a body corporate if the person beneficially owns securities of the body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate and the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate;

(b)	a person controls an unincorporated entity, other than a limited partnership, if more than 50% of the ownership interests, however designated, into which the entity is divided are beneficially owned by that person and the person is able to direct the business and affairs of such entity; and

(c)	the general partner of a limited partnership controls the limited partnership.

(2) A person who controls an entity is deemed to control any entity that is controlled, or deemed to be controlled, by such entity.

(3) A person is deemed to control, within the meaning of Section 1.04(1)(a) or (b), an entity if the aggregate of:

(a)	any securities of the entity that are beneficially owned by that person, and

(b)	any securities of the entity that are beneficially owned by any entity controlled by that person is such that, if that person and all of the entities referred to in Section 1.04(3)(b) that beneficially own securities of the entity were one person, that person would control the entity.

ARTICLE 2 - RIGHT OF INDEMNITY

2.01	Right of Indemnity

Upon and subject to the terms and conditions hereof, the Corporation will indemnify and save harmless the Indemnified Party and the Indemnitees from and against all Liabilities, to the fullest extent authorized and permitted by applicable law.

2.02	Cost Advances

(1) Upon and subject to the terms and conditions hereof, the Corporation will, at the request of the Indemnified Party, make Cost Advances in respect of a Proceeding to the Indemnified Party to the fullest extent permitted by law, on receipt of the following:

(a)	a statement of the Indemnified Party’s good faith belief that the Indemnitees are entitled to indemnification hereunder;

(b)	a written undertaking, in form and on terms satisfactory to the Corporation acting reasonably, by or on behalf of the Indemnitees to repay such Cost Advances if it is ultimately determined by a tribunal of competent jurisdiction that the Corporation is prohibited from paying such Costs; and

(c)	satisfactory evidence as to the amount of the Costs requested as Cost Advances.

(2) For greater certainty, subject as hereinafter provided in Section 2.03, it shall not be necessary for the Indemnitees to pay such Costs and then seek reimbursement; if the Indemnitees provide satisfactory evidence to the Corporation for direct payment by the Corporation, the Corporation shall make payment to the Indemnitees (or as the Indemnitees may direct) within ten (10) Business Days after the Corporation has received the foregoing information from the Indemnitees. If any portion of the Costs is subject to dispute in accordance with Section 2.03, the Corporation shall promptly pay the undisputed portion of any Costs.

(3) The written certification of any of the Indemnitees, together with a copy of a receipt, or a statement indicating the amount paid or to be paid by the Indemnitees, will constitute satisfactory evidence of any Costs for the purposes of Section 2.02(1). The

Corporation shall have the burden of establishing that any Costs it wishes to challenge are not reasonable.

(4) It is the intent of the parties hereto that (i) in the event of any change, after the date of this Agreement, in any applicable law which expands the right of the Corporation to indemnify or make Cost Advances to a director or officer, the Indemnified Party shall receive the greater benefits afforded by such change, and (ii) this Agreement be interpreted and enforced so as to provide obligatory indemnification and Cost Advances under such circumstances as set forth in this Agreement, if any, in which the providing of indemnification or Cost Advances would otherwise be discretionary.

2.03	Denial of Indemnity

If indemnification under this Agreement is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by it and the applicable approval of the Court has been obtained where required, whichever is later, the Indemnitees may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if wholly successful on the merits or otherwise, the Indemnitees will also be entitled to be paid all Costs incurred in connection with the prosecution of such claim including, for greater certainty, legal fees (including reasonable disbursements). It will be a defence to any such action that the Indemnified Party has not met the standards of conduct which make it permissible under this Agreement, the Act or applicable law for the Corporation to indemnify the Indemnitees for the amount claimed.

2.04	Limits of Indemnity

The indemnity provided in Section 2.01 will not apply unless, in connection with the matter which gave rise or will give rise to the Liabilities for which indemnification is sought hereunder, the Indemnified Party:

(a)	acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, the best interests of the Related Entity; and

(b)	in the case of a criminal or administrative Proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

2.05	Exceptions to Indemnity and Cost Advances

Notwithstanding any other provision of this Agreement, the Corporation will not be obligated pursuant to the terms of this Agreement to indemnify, or make Cost Advances to, the Indemnified Party:

(a)	for any amount in respect of which the Indemnified Party may not be relieved of liability under the Act or otherwise at law;

(b)	arising in connection with any Proceeding initiated or commenced by the Indemnified Party against (i) the Corporation or any Related Entity, unless it is brought to establish or enforce any right under this Agreement or rights of indemnification under any other agreement or under any Policy or any indemnity provisions of the constating documents of the Corporation or a Related Entity, as applicable, or (ii) any other person; unless, in either case, (A) the Corporation or the Related Entity, as applicable, has joined in or consented to the initiation of such Proceeding, or (B) such Proceeding is a counterclaim to any Proceeding in respect of which the Indemnified Party is otherwise entitled to indemnification hereunder;

(c)	to the extent the Indemnified Party is indemnified or reimbursed for Liabilities or Cost Advances, as applicable, and is, in each case, actually paid, other than pursuant to this Agreement or pursuant to a Policy, (without any written obligation to reimburse any third party for such Liabilities or Cost Advances), as applicable;

(d)	to the extent that payment is actually made to the Indemnified Party under a valid and enforceable Policy;

(e)	for a disgorgement of profits made from the purchase and sale by the Indemnified Party of securities pursuant to Section 122(4) of the Securities Act (Ontario) or similar provisions of any applicable Canadian provincial law or common law; or

(f)	arising out of the Indemnified Party’s breach of any employment agreement with the Corporation or any of its Subsidiaries.

2.06	No Presumption

(1) Termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, or similar or other result, will not, of itself, create any presumption for the purposes of this Agreement that the Indemnified Party did not act honestly and in good faith with a view to the best interests of the Corporation, as the case may be, or, in the case of a Proceeding other than a civil proceeding, that he/she did not have reasonable grounds for believing that his/her conduct was lawful (unless the judgment or order of a court or another tribunal of competent jurisdiction specifically finds otherwise). Neither the failure of the Corporation (including the Board of Directors, its independent legal counsel or its shareholders) to have made a determination that indemnification of the Indemnitees is proper in the circumstances because the Indemnified Party has met the applicable standard of conduct, nor an actual determination by the Corporation (including the Board of Directors, its independent legal counsel or its shareholders) that the Indemnified Party has not met such applicable standard of conduct, will be a defence to any action brought by the Indemnitees against the Corporation to recover the amount of any indemnification claim, nor create a presumption that the Indemnified Party has not met the applicable standard of conduct.

(2) For purposes of any determination under this Agreement, the Corporation will have the burden of establishing the absence of good faith.

(3) The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Corporation will not be imputed to the Indemnified Party for purposes of determining the right to indemnification under this Agreement.

2.07	Insolvency

It is the intention of the parties hereto that this Agreement and the obligations of the Corporation will not be affected, discharged, impaired, mitigated or released by reason of any bankruptcy, insolvency, receivership or other similar proceeding of creditors of the Corporation and that in such event any amount owing to the Indemnitees hereunder will be treated in the same manner as the other fees or expenses of the directors and officers of the Corporation.

2.08	Income Tax

(1) Each payment made by the Corporation to the Indemnified Party pursuant to this Agreement will be made without setoff, counterclaim or reduction for, and without deduction for or because of, any taxes imposed, levied, collected, assessed or withheld by or within any taxing jurisdiction, unless the Corporation is required by law or the interpretations thereof by any relevant governmental authority to make such withholding or deduction.

(2) Should any payment made pursuant to this Agreement, including the payment of insurance premiums or any payment made by an insurer under a Policy, be deemed to constitute a taxable benefit or otherwise be or become subject to any Taxes or levy, then the Corporation shall pay any amount necessary to ensure that the amount received by or on behalf of the Indemnitees, after the payment of or withholding for Taxes, fully reimburses the Indemnitees for the actual cost, expense or liability incurred by or on behalf of the Indemnitees.

ARTICLE 3 - PROCEDURES

3.01	Notice

(1) Promptly after the assertion, commencement or threat of commencement by any third party of any Proceeding against the Indemnified Party that results or may result in the incurrence by such Indemnified Party of any Liabilities for which such Indemnified Party would be entitled to indemnification, or in any demand by the Indemnified Party for Cost Advances, pursuant to this Agreement, the Indemnified Party will promptly notify the Corporation of the assertion, commencement or threatened commencement of such Proceeding. Such notice (a “Notice of Proceedings”) will also specify with reasonable detail the factual basis for the Proceeding, the amount claimed by the third party or, if such amount is not then determinable, a reasonable estimate of the likely amount of the claim by the third party. The failure to promptly provide such Notice of Proceeding will not relieve the Corporation of any obligation to indemnify the Indemnified Party or to make Cost Advances under this Agreement, except to the extent such failure results in actual prejudice to the Corporation or any Related Entity. Thereupon, the Corporation will have the right, upon written notice (the “Defence Notice”) to the Indemnified Party within 20 Business Days after receipt by the Corporation of the Notice of Proceeding to conduct, at its own expense, the defence against the Proceeding in its own name or, if necessary, in the name of the Indemnified Party.

(2) If the Corporation receives notice from any other source of any matter of which the Indemnitees would otherwise be obligated hereunder to give notice to the Corporation, then the Indemnitees will be relieved of the obligation hereunder to give notice to the Corporation, provided that the Corporation has not suffered any actual prejudice from the failure of the Indemnitees to give notice as herein provided. The Corporation will give notice of such matter to the Indemnitees as soon as reasonably practicable.

(3) The Defence Notice will specify the counsel the Corporation will appoint to defend such Proceeding (the “Defence Counsel”). The Indemnified Party will have the right to employ separate counsel in any Proceeding and to participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party and will not be included as part of any Costs or Liabilities incurred by the Indemnified Party for which the Indemnified Party will be entitled to claim from the Corporation unless: (i) the Indemnified Party has received a written opinion of counsel, reasonably acceptable to the Corporation, to the effect that the interests of the Indemnified Party and the Corporation with respect to the Proceeding are sufficiently adverse to prohibit the representation by the same counsel of both parties under applicable ethical rules; (ii) the employment of such counsel at the expense of the Corporation has been specifically authorized by the Corporation; or (iii) the Corporation has not assumed the defence of the Proceeding and employed counsel therefor satisfactory to the Indemnitees, acting reasonably, within a reasonable period of time after receiving notice thereof. The party conducting the defence of any Proceeding will keep the other party apprised of all significant developments in relation thereto.

(4) The Indemnified Party and the Corporation will reasonably cooperate with each other and, if applicable, their respective counsel in the investigation related to, and defence of, any Proceeding and will make available to each other all relevant books, records, documents and files and will otherwise use reasonable efforts to assist each other’s counsel to conduct a proper and adequate defence.

(5) The Corporation may conduct any investigation it considers appropriate of any Proceeding of which it receives notice under Section 3.01(1), and will pay all costs of that investigation.

ARTICLE 4 - SETTLEMENT

4.01	Conduct of Settlements

(1) The Corporation will not, without the Indemnified Party’s prior written consent (such consent not to be unreasonably withheld or delayed), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification or a Cost Advance has been sought hereunder unless such settlement, compromise, consent or termination (i) includes an unconditional release of the Indemnified Party from any liabilities on claims that are the subject matter of such Proceeding, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(2) The Corporation will not be liable for any settlement of any Proceeding effected without its prior written consent, such consent shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party will have the right to negotiate a settlement in respect of any Proceeding without the prior written consent of the Corporation, provided that (i) the Indemnified Party will pay any compensation, payment costs or other liabilities to be incurred under such settlement and the costs of negotiating and implementing such settlement, and will not seek indemnity from the Corporation in respect of such compensation, payment, costs or other Liabilities and will repay any Cost Advances previously made by the Corporation in respect of such Proceeding, and (ii) the settlement may not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Corporation or any Related Entity.

ARTICLE 5 - DIRECTOR LIABILITY INSURANCE

5.01	Liability Insurance

(1) The Corporation will obtain and maintain Policies. Such Policies in respect of the directors of the Corporation and of each Related Entity will include such customary terms and conditions and such limits as are then available to the Corporation on reasonable commercial terms, having regard to the historical and current market capitalization of the Corporation, the nature and size of the business and operations of the Corporation and its Subsidiaries from time to time. In all such Policies maintained by the Corporation, the Indemnified Party will be named as an insured. The Corporation shall advise the Indemnified Party promptly after it becomes aware of any material change in, cancellation, termination, or lapse in coverage of any applicable Policy.

(2) In the event the Corporation is sold or enters into any business combination as a result of which the Policies are terminated and not replaced with substantially similar policies equally applicable to the Indemnified Party, the Corporation shall use its reasonable best efforts to cause run-off “tail” insurance to be purchased for the benefit of the Indemnified Party with substantially the same coverage until the sooner to occur of (a) six (6) years following the termination of the Policies, or (b) six (6) years following the Indemnified Party ceasing to be a director or officer of the Corporation.

(3) Upon receipt by the Corporation of a Notice of Proceeding, the Corporation will promptly give notice to the insurer(s) under the Policies maintained by it and comply with all procedures and guidelines of the insurer(s) required for coverage of the Indemnified Party under the Policies.

(4) In the event that a Proceeding is brought in which the Indemnified Party is named as party or in respect of which the Indemnified Party may be entitled to receive payments or benefits under any Policy maintained by the Corporation, the Corporation will promptly pay, if permitted by applicable law, the insurance deductible applicable under any Policies providing coverage to the Indemnified Party.

(5) The indemnity provided for in this Agreement is separate and independent of the Policies and is not in any way limited to the amount of insurance provided under such Policies.

ARTICLE 6 - GENERAL

6.01	Further Assurances

Each of the Corporation and the Indemnified Party will from time to time execute and deliver all such further documents and instruments and do all acts as the other party may reasonably require to effectively carry out the intent of this Agreement.

6.02	Benefit of the Agreement

This Agreement will enure to the benefit of and be binding upon the respective heirs, executors, administrators, other legal representatives, successors and permitted assigns of the parties hereto. In the event that the Corporation undertakes a transaction pursuant to which the Corporation (i) amalgamates, consolidates with or merges or winds up into any other person and the Corporation will cease to exist as a legal entity; (ii) amalgamates, consolidates with or merges or winds up into any other person, but the Corporation will not cease to exist as a legal entity; (iii) transfers or disposes of all or substantially all of its properties and assets to any person or persons, or (iv) undergoes an acquisition, take-over or other transaction resulting in a change of control of the Corporation, then in each such case, the Corporation will ensure that proper provision is made so that the obligations of the Corporation set forth in this Agreement will continue in full force, including, if applicable, providing for the assumption of the obligations under this Agreement by any corporation or other entity continuing following an amalgamation, merger, consolidation or winding-up of the Corporation with or into one or more other entities, or by the person or persons acquiring all or substantially all of the properties and assets of the Corporation, as the case may be.

6.03	Amendments and Waivers

No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

6.04	Assignment

This Agreement may be assigned by the Corporation without the consent of the Indemnified Party, provided that such transferee enters into a written agreement with the Indemnified Party to be bound by the provisions of this Agreement in all respects and to the same extent as the Corporation is bound and provided that the Corporation will continue to be bound by all the obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such transferee fails to do so.

6.05	Notice

Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery or by electronic means of communication addressed to the recipient as follows:

To the Corporation:

IMAX Corporation

902 Broadway

20th Floor

New York, NY 10010

Email:	KWeissman@imax.com

Attention:	Ken Weissman, Senior Vice President, Legal Affairs and Corporate Secretary

To the Indemnified Party:

•

Email:	•

Attention:	•

or to such other street address, individual or electronic communication number or address as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

6.06	Remedies Cumulative

The rights and remedies of the parties hereunder are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise. No single or partial exercise by a party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that party may be entitled.

6.07	Independent Legal Advice

The Indemnified Party acknowledges that the Corporation has advised the Indemnified Party to obtain independent legal advice with respect to entering into this

Agreement, and that the Indemnified Party has either obtained such independent legal advice or has independently determined that the Indemnified Party does not require such advice, and that the Indemnified Party acknowledges and agrees that the Indemnified Party fully understands the nature and effect of this Agreement and is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity to do so.

6.08	Resignation; Right to Continue to Serve

Nothing in this Agreement will prevent the Indemnified Party from resigning as a director of the Corporation or any Related Entity or as an individual acting in a similar capacity, or holding a position equivalent to that of a director, of any Related Entity, at any time nor will anything contained in this Agreement be construed as creating any right in favour of the Indemnified Party to continue as an officer or director of the Corporation.

6.09	Construction as Employment Agreement

Nothing contained in this Agreement will be construed as giving the Indemnified Party any right to be retained in the employ of the Corporation or any of its Subsidiaries.

6.10	Governing Law

This Agreement is governed by and will be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6.11	Attornment

For the purpose of all legal proceedings this Agreement will be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario will have jurisdiction to entertain any action arising under this Agreement. The Corporation and the Indemnified Party each hereby attorns to the jurisdiction of the courts of the Province of Ontario.

6.12	Obligations Not Affected

The obligations and rights created under this Agreement will not be affected by any amendment to the Corporation’s articles, by-laws or other constating documents or any agreement or instrument to which the Indemnified Party is not a party, and will not diminish any other rights which the Indemnified Party now or in the future has against the Corporation or any other person.

6.13	Subrogation

In the event of payment under this Agreement, the Corporation will be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party, who hereby agrees to execute all documents required and do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

6.14 Duration of Agreement

All obligations of the Corporation under this Agreement will continue during the period in which the Indemnified Party is a director of the Corporation or a Related Entity or is serving at the request of the Corporation as a director, or in a similar capacity (including an individual holding a position equivalent to that of director), of a Related Entity and will continue thereafter so long as the Indemnified Party is subject to any Proceeding by reason of his or her former or current capacity at the Corporation or a Related Entity, as the case may be, whether or not he or she is acting in any such capacity at the time any Liability is incurred for which indemnification can be provided under this Agreement.

6.15 Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

6.16 Severability

If any provision of this Agreement is determined by any court of competent jurisdiction to be illegal or unenforceable, that provision will be severed from this Agreement and the remaining provisions will continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either of the parties.

6.17 Electronic Execution

Delivery of an executed signature page to this Agreement by any party by electronic transmission will be as effective as delivery of a manually executed copy of the Agreement by such party.

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IN WITNESS WHEREOF the parties have executed this Agreement.

SIGNED, SEALED AND DELIVERED	)
in the presence of:	)
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Witness		Name of Indemnified Party:

IMAX CORPORATION

Per:
Name:
Title:

Per:
Name:
Title: